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                                   Exhibit 99
                                       to
                                    Form 10-K
                                       of
                           Protective Life Corporation
                                       for
                                   Fiscal Year
                             Ended December 31, 1996



                   Safe Harbor for Forward-Looking Statements


         The Private Securities Litigation Reform Act of 1995 (the "Act") encourages companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. Forward-looking statements can be identified by use of words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "plan," and similar expressions. Protective Life Corporation (the "Company") intends to qualify both its written and oral forward-looking statements for protection under the Act.

         To qualify oral forward-looking statements for protection under the Act, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company provides the following information to qualify forward-looking statements for the safe harbor protection of the Act.

         The operating results of companies in the insurance industry have historically been subject to significant fluctuations. Important factors which could affect future results of the Company are discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Known Trends and Uncertainties" in the Company's 1996 Annual Report to
Stockholders, which is incorporated herein by reference. The trends and uncertainties discussed are: competition, ratings, policy claims fluctuations, liquidity and investment portfolio, interest rate fluctuations, investment risks, continuing success of acquisition strategy, regulation and taxation, litigation, reliance upon the performance of others, and reinsurance.

         Forward-looking statements express expectations of future events and/or results. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, investors are urged not to place undue reliance on forward-looking statements. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

                                       39

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